TeraWulf Reports First Quarter 2025 Results

Commenced buildout of dedicated HPC data halls and remain on track to deliver 72.5 MW of gross HPC hosting infrastructure to Core42 in 2025.

Initiated process to secure additional HPC customers; targeting 200–250 MW operational by year-end 2026.

Energized Miner Building 5, bringing total capacity to 245 MW and increasing hashrate to 12.2 EH/s, up 52.5% year-over-year.

Self-mining capacity increased 52.5% year-over-year to 12.2 EH/s.

Held $219.6 million in cash and bitcoin holdings as of March 31, 2025.

Repurchased $33 million of Common Stock to date in 2025.

EASTON, Md. – May 9, 2025 – TeraWulf Inc. (Nasdaq: WULF) ("TeraWulf" or the "Company"), which owns and operates vertically integrated, next-generation digital infrastructure primarily powered by zero-carbon energy, today announced its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 GAAP Operational & Financial Highlights

- Revenue was $34.4 million, compared to $42.4 million in Q1 2024.
- Cost of revenue (excluding depreciation) was $24.6 million, compared to $14.4 million in Q1 2024.
- Self-mining capacity grew *52.5%* year-over-year to 12.2 EH/s.

Key GAAP Metrics ($ in thousands)	Three Months Ended Q1 2025	Three Months Ended Q1 2024
Revenue	$ 34,405	$ 42,433
Cost of revenue (exclusive of depreciation)	$ 24,553	$ 14,408
Cost of revenue as % of revenue	71.4 %	34.0 %

First Quarter 2025 Non-GAAP Operational and Financial Highlights

- Self-mined 372 bitcoin at the Lake Mariner Facility. As anticipated, the year-over-year change was primarily driven by the April 2024 halving and the strategic divestiture of the Nautilus Cryptomine facility in October 2024.
- Total value of self-mined bitcoin[1] was $34.4 million, compared to $56.5 million in Q1 2024.
- Power cost per bitcoin was $66,084, compared to $15,501 in Q1 2024, reflecting the halving, rising network difficulty, and short-term power price volatility from the Polar Vortex.
- Adjusted EBITDA was $(4.7) million, compared to $32.0 million in Q1 2024.

[1] Excludes bitcoin earned from profit sharing associated with a hosting agreement that expired in February 2024 at the Lake Mariner Facility and includes TeraWulf's net share of bitcoin produced at the Nautilus Cryptomine Facility in Q1 2024.

Key Non-GAAP Metrics[2]	Three Months Ended Q1 2025	Three Months Ended Q1 2024
Bitcoin Self-Mined[3]	372	1,051
Value per Bitcoin Self-Mined[4]	$ 92,600	$ 53,750
Power Cost per Bitcoin Self-Mined	$ 66,084	$ 15,501
Avg. Operating Hash Rate (EH/s)[5]	7.3	8.0

Management Commentary

"TeraWulf continues to advance its strategy of developing scalable, sustainable infrastructure for both Bitcoin mining and high-performance computing. As outlined during our fourth quarter 2024 earnings call, our key priorities for 2025 include energizing Miner Building 5 and deploying our upgraded mining fleet, delivering Core42's contracted 72.5 MW of HPC capacity on schedule, securing financing for our initial HPC data center buildout, and signing additional customers to reach between 200 and 250 megawatts of contracted HPC capacity by the end of 2026," said Paul Prager, Chief Executive Officer of TeraWulf.

"We've made meaningful progress on each of these fronts. In late Q1 and early Q2, we energized Miner Building 5, bringing total capacity at Lake Mariner to 245 MW. We remain on track to deliver the Core42 deployment this year and have initiated the financing process to support our next phase of HPC growth."

Prager added, "We continue to see robust medium- and long-term demand for high-density, energy-efficient digital infrastructure. In this environment, TeraWulf's vertically integrated energy platform provides a distinct competitive advantage. We are focused on building a high-value, durable business that is designed to scale with demand and deliver long-term returns."

Patrick Fleury, Chief Financial Officer, commented, "With $219.6 million in cash and bitcoin holdings at quarter-end, we are well-capitalized to fund our near-term growth. HPC hosting revenue is expected to begin in the second quarter of 2025 as our data halls come online. We also returned $33 million to shareholders during the quarter through share repurchases, reflecting our continued commitment to disciplined capital allocation."

First Quarter 2025 GAAP Financial Results

Revenue for the first quarter decreased 19% year-over-year to $34.4 million, reflecting anticipated headwinds from the April 2024 halving, increased network difficulty, and elevated power prices, partially offset by a higher average bitcoin price and expanded mining capacity.

[2] The Company's share of the earnings or losses of operating results at the Nautilus Cryptomine Facility in Q1 2024 is reflected within "Equity in net income (loss) of investee, net of tax" in the condensed consolidated statements of operations. Accordingly, operating results of the Nautilus Cryptomine Facility are not reflected in revenue, cost of revenue or cost of operations lines in TeraWulf's condensed consolidated statements of operations. The Company uses these metrics as indicators of operational progress and effectiveness and believes they are useful to investors for the same purposes and to provide comparisons to peer companies. All figures except Bitcoin Self-Mined are estimates.

[3] Excludes bitcoin earned from profit sharing associated with a bitcoin miner hosting agreement that expired in February 2024 at the Lake Mariner Facility and includes TeraWulf's net share of bitcoin mined at the Nautilus Cryptomine Facility, based on the hashrate share attributed to the Company.

[4] Computed as the weighted-average opening price of bitcoin on each respective day the self-mined bitcoin is earned.

[5] While nameplate inventory for the Lake Mariner Facility was 12.2 EH/s and 8.0 EH/s as of Q1 2025 and Q1 2024, respectively, actual monthly hash rate performance depends on a variety of factors, including (but not limited to) performance tuning to increase efficiency and maximize margin, scheduled outages (scopes to improve reliability or performance), unscheduled outages, curtailment due to participation in various cash generating demand response programs, derate of ASICS due to adverse weather and ASIC maintenance and repair. Note the 8.0 EH/s in the table in Q1 2024 is nameplate capacity and average operating hashrate was 6.8 EH/s.

Cost of revenue, exclusive of depreciation, increased 70% year-over-year to $24.6 million, driven by greater infrastructure utilization and temporary increases in power costs due to extreme winter weather in Upstate New York. Liquidity and Capital Resources As of March 31, 2025, the Company held $219.6 million in cash and cash equivalents and bitcoin. Total outstanding debt was approximately $500.0 million, consisting of the Company's 2.75% convertible senior notes due 2030. As of May 7, 2025, TeraWulf had 384,584,010 shares of common stock outstanding. As part of the Company's regular review of its capital management activities, our Board of Directors recently approved: • A new $200 million At-the-Market (ATM) common equity offering program, to replace the existing ATM facility. • A refreshed authorization for a $200 million common stock repurchase program, providing continued flexibility to return capital to shareholders when appropriate. These programs are intended to preserve flexibility in managing the Company's capital structure and liquidity position. Investor Conference Call and Webcast As previously announced, TeraWulf will host its Q1 2025 earnings conference call today, Friday, May 9, 2025, commencing at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time). The call will include prepared remarks followed by a live Q&A with management. The conference call will be broadcast live and will be available for replay via “Events & Presentations” under the “Investors” section of the Company’s website at https://investors.terawulf.com/events-and- presentations/. About TeraWulf TeraWulf develops, owns, and operates environmentally sustainable, next-generation data center infrastructure in the United States, specifically designed for bitcoin mining and hosting HPC workloads. Led by a team of seasoned energy entrepreneurs, the Company owns and operates the Lake Mariner facility situated on the expansive site of a now retired coal plant in Western New York. Currently, TeraWulf generates revenue primarily through bitcoin mining, leveraging predominantly zero-carbon energy sources, including hydroelectric and nuclear power. Committed to environmental, social, and governance (ESG) principles that align with its business objectives, TeraWulf aims to deliver industry- leading economics in mining and data center operations at an industrial scale. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,”

“estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward- looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) our ability to attract additional customers to lease our HPC data centers; (3) our ability to perform under our existing data center lease agreements (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (10) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov. Non-GAAP Measures We have not provided reconciliations of preliminary and projected Adjusted EBITDA to the most comparable GAAP measure of net income/(loss). Providing net income/(loss) is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income/(loss), including but not limited to asset impairments and income tax valuation adjustments. Reconciliations of this non-GAAP measure with the most comparable GAAP measure for historical periods is indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.terawulf.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures. Investors: Investors@terawulf.com Media: media@terawulf.com

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2025 AND DECEMBER 31, 2024 (In thousands, except number of shares, per share amounts and par value) March 31, 2025 December 31, 2024 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 218,162 $ 274,065 Digital currency 1,400 476 Prepaid expenses 4,799 2,493 Other receivables 5,101 3,799 Other current assets 585 598 Total current assets 230,047 281,431 Property, plant and equipment, net 509,888 411,869 Operating lease right-of-use asset 85,299 85,898 Finance lease right-of-use asset 7,200 7,285 Other assets 8,728 1,028 TOTAL ASSETS 841,162 787,511 LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES: Accounts payable 54,901 24,382 Accrued construction liabilities 19,526 16,520 Accrued compensation 1,512 4,552 Accrued interest 5,997 2,559 Other accrued liabilities 6,432 2,414 Other amounts due to related parties 571 1,391 Current portion of deferred rent liability 31,960 — Current portion of operating lease liability 26 25 Current portion of finance lease liability 2 2 Total current liabilities 120,927 51,845 Deferred rent liability, net of current portion 58,040 — Operating lease liability, net of current portion 3,420 3,427 Finance lease liability, net of current portion 291 292 Convertible notes 488,109 487,502 TOTAL LIABILITIES 670,787 543,066 Commitments and Contingencies (See Note 10) STOCKHOLDERS’ EQUITY:

Preferred stock, $0.001 par value, 100,000,000 authorized at March 31, 2025 and December 31, 2024; 9,566 issued and outstanding at March 31, 2025 and December 31, 2024; aggregate liquidation preference of $12,924 and $12,609 at March 31, 2025 and December 31, 2024, respectively 9,273 9,273 Common stock, $0.001 par value, 600,000,000 authorized at March 31, 2025 and December 31, 2024, respectively; 408,198,263 and 404,223,028 issued and outstanding at March 31, 2025 and December 31, 2024, respectively 408 404 Additional paid-in capital 705,897 685,261 Treasury stock at cost, 24,468,750 and 18,568,750 at March 31, 2025 and December 31, 2024, respectively (151,509) (118,217) Accumulated deficit (393,694) (332,276) Total stockholders' equity 170,375 244,445 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 841,162 $ 787,511 CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2025, AND 2024 (In thousands, except number of shares and loss per common share) Three Months Ended March 31, 2025 2024 Revenue $ 34,405 $ 42,433 Costs and expenses: Cost of revenue (exclusive of depreciation shown below) 24,553 14,408 Operating expenses 1,144 785 Operating expenses – related party 1,748 888 Selling, general and administrative expenses 46,573 12,289 Selling, general and administrative expenses – related party 3,571 2,620 Depreciation 15,574 15,088 Loss (gain) on fair value of digital currency, net 870 (1,329) Total costs and expenses 94,033 44,749 Operating loss (59,628) (2,316) Interest expense (4,049) (11,045) Loss on extinguishment of debt — (2,027) Interest income 2,259 500 Loss before income tax and equity in net income of investee (61,418) (14,888) Income tax benefit — — Equity in net income of investee, net of tax — 5,275 Net loss $ (61,418) $ (9,613)

Loss per common share: Basic and diluted $ (0.16) $ (0.03) Weighted average common shares outstanding: Basic and diluted 383,149,511 290,602,725 CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2025, AND 2024 (In thousands) Three Months Ended March 31, 2025 2024 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (61,418) $ (9,613) Adjustments to reconcile net loss to net cash provided by operating activities: Amortization of debt issuance costs, commitment fees and accretion of debt discount 607 7,593 Stock-based compensation expense 38,674 6,931 Depreciation 15,574 15,088 Amortization of right-of-use asset 685 252 Revenue recognized from digital currency mined and hosting services (34,417) (41,537) Loss (gain) on fair value of digital currency, net 870 (1,329) Proceeds from sale of digital currency — 54,391 Loss on extinguishment of debt — 2,027 Equity in net income of investee, net of tax — (5,275) Changes in operating assets and liabilities: (Increase) decrease in prepaid expenses (2,306) 567 Increase in other receivables (1,302) (667) Decrease (increase) in other current assets 13 (67) (Increase) decrease in other assets (7,700) 22 Increase (decrease) in accounts payable 13,844 (1,686) Increase (decrease) in other accrued liabilities 4,359 (3,906) (Decrease) increase in other amounts due to related parties (990) 67 Increase in deferred rent liability 90,000 — Decrease in operating lease liability (6) (12) Net cash provided by operating activities 56,487 22,846 CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of and deposits on plant and equipment (93,687) (46,979) Proceeds from sale of digital currency 32,623 —

Net cash used in investing activities (61,064) (46,979) CASH FLOWS FROM FINANCING ACTIVITIES: Principal payments on long-term debt — (33,412) Payments of prepayment fees associated with early extinguishment of long-term debt — (314) Principal payments on insurance premium and property, plant and equipment financing — (827) Proceeds from issuance of common stock, net of issuance costs paid of $0 and $0 — 50,722 Purchase of treasury stock (33,292) — Payments of tax withholding related to net share settlements of stock- based compensation awards (18,034) (651) Net cash (used in) provided by financing activities (51,326) 15,518 Net change in cash and cash equivalents (55,903) (8,615) Cash and cash equivalents at beginning of period 274,065 54,439 Cash and cash equivalents at end of period $ 218,162 $ 45,824 Cash paid during the period for: Interest $ 5 $ 3,726 Income taxes $ — $ — Non-GAAP Measure The Company presents Adjusted EBITDA, which is not a measurement of financial performance under generally accepted accounting principles in the United States (“U.S. GAAP”). The Company defines non- GAAP “Adjusted EBITDA” as net loss adjusted for: (i) impacts of interest, taxes, depreciation and amortization; (ii) stock-based compensation expense and amortization of right-of-use asset, which are non-cash items that the Company believes are not reflective of its general business performance, and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) equity in net income of investee, net of tax, related to Nautilus; (iv) interest income which management believes is not reflective of the Company’s ongoing operating activities; and (v) loss on extinguishment of debt, which is not reflective of the Company's general business performance. The Company’s Adjusted EBITDA also included the impact of distributions from investee received in bitcoin related to a return on the Nautilus investment, which management believes, in conjunction with excluding the impact of equity in net income of investee, net of tax, is reflective of assets available for the Company’s use in its ongoing operations as a result of its investment in Nautilus. Management believes that providing this non-GAAP financial measure allows for meaningful comparisons between the Company's core business operating results and those of other companies, and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management's internal use of non-GAAP Adjusted EBITDA, management believes that adjusted EBITDA is also useful to investors and analysts in comparing the Company’s performance across reporting periods on a consistent basis. Management believes the foregoing to be the case even though some of the excluded items involve cash outlays and some of them recur on a regular basis (although management does not believe any of such items are normal operating expenses necessary to generate the Company’s bitcoin related revenues). For example, the Company expects that share-based compensation expense, which is excluded from Adjusted EBITDA, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, directors and consultants. Additionally, management does not consider any of the excluded items to be expenses necessary to generate the Company’s bitcoin related revenue. The Company's Adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in the Company’s industry, as other companies in the Company’s industry may calculate non-GAAP financial results differently. The Company's Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP and should not be considered as an alternative to net loss or any other measure of performance derived in accordance with U.S. GAAP. Although management utilizes internally and presents Adjusted EBITDA, the Company only utilizes that measure supplementally and does not consider it to be a substitute for, or superior to, the information provided by U.S. GAAP financial results. Accordingly, Adjusted EBITDA is not meant to be considered in isolation of, and should be read in conjunction with, the information contained in the Company’s consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The following table is a reconciliation of the Company’s non-GAAP Adjusted EBITDA to its most directly comparable U.S. GAAP measure (i.e., net loss) for the periods indicated (in thousands): Three Months Ended March 31, 2025 2024 Net loss $ (61,418) $ (9,613) Adjustments to reconcile net loss to non-GAAP Adjusted EBITDA: Equity in net (income) loss of investee, net of tax — (5,275) Distributions from investee, related to Nautilus — 12,022 Income tax benefit — — Interest income (2,259) (500) Loss on extinguishment of debt — 2,027 Interest expense 4,049 11,045 Depreciation 15,574 15,088 Amortization of right-of-use asset 685 252 Stock-based compensation expense 38,674 6,931 Non-GAAP Adjusted EBITDA $ (4,695) $ 31,977